UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2021, SG Blocks, Inc. (the “Company”) entered into an executive employment agreement with William Rogers (the “Rogers Employment Agreement”) to employ Mr. Rogers as the Company’s Chief Operating Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors, term life insurance coverage equal to two (2) times annual base salary, three weeks’ vacation and severance in the event of a termination without cause in amount equal to equal to one year’s annual base salary and benefits.

The Rogers Employment Agreement also provides for the grant to Mr. Rogers of a restricted stock grant under the Company’s Stock Incentive Plan, as amended (the “Plan”), of 37,500 shares of the Company’s common stock, vesting upon issuance, and the grant to Mr. Rogers of a restricted stock grant under the Plan of 200,000 shares of the Company's common stock, vesting monthly over two years.

Mr. Rogers is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

On September 30, 2021, the Company entered into an executive employment agreement with Gerald Sheeran (the “Sheeran Employment Agreement”) to employ Mr. Sheeran as the Company’s Acting Chief Financial Officer for an initial term of two (2) years, which provides for an annual base salary of $225,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors, a car allowance and severance in the event of a termination without cause in amount equal to equal to one year’s annual base salary and benefits.

The Sheeran Employment Agreement also provides for the grant to Mr. Sheeran of a restricted stock grant under the Plan of 100,000 shares of the Company's common stock, vesting quarterly over two years.

Mr. Sheeran is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions

The descriptions of the Rogers Employment Agreement and Sheeran Employment Agreement do not purport to be complete and are qualified in its entirety by reference to the Rogers Employment Agreement and Sheeran Employment Agreement, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 27, 2021, between SG Blocks, Inc. and William Rogers
10.2	Employment Agreement, dated September 30, 2021, between SG Blocks, Inc. and Gerald Sheeran
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: October 1, 2021	By:	/s/ Paul Galvin
		Name:	Paul Galvin
		Title:	Chairman and Chief Executive Officer

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